UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 John F. Kennedy Parkway, Suite 100
Short Hills, NJ 07078
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 847-5955

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On October 6, 2006, the Board of Directors of Cyclacel Pharmaceuticals, Inc. (the ‘‘Company’’) approved the amendment of the Xcyte Therapies, Inc. Code of Business Conduct and Ethics (the ‘‘Code’’). The Company retained the corporate policies ofXcyte Therapies, Inc. (‘‘Xcyte’’), including the Code, when the Company became publicly traded following a transaction in which Xcyte acquired Cyclacel Limited on March 27, 2006.

The material amendments to the Code, which is attached to this Current Report on Form 8-K as Exhibit 14 and the terms of which are incorporated herein by reference, are as follows:

•	The Code now includes corporate policies regarding sexual harassment, document retention, anti-trust and competition laws, gifts and entertainment, corporate opportunities, payments to government officials, political activities, anti-money laundering laws, whistleblowing and waivers of the Code.

•	Rather than reporting issues to the Company’s General Counsel, employees are required to report issues to the Company’s Chief Compliance Officer (and/or other designated individuals, in certain situations), given that the Company currently does not have a General Counsel.

In addition, the Insider Trading Policy of the Company mentioned in the Code was amended to reduce the ‘‘black-out period’’ prohibition on trading in the Company’s securities by certain of the Company’s employees commences on the twenty-fourth, rather than the fifteenth, day of the last month of each quarter and ending at the close of the second full trading day (day on which the stock market is open) after disclosure of the Company’s quarterly financial results.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits
	Number	Description
	14	Cyclacel Pharmaceuticals, Inc. Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.
Dated: October 12, 2006	By:	/s/ Paul McBarron
		Name:	Paul McBarron
		Title:	Executive Vice President, Finance & Chief Operating Officer